UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 4, 2005

ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32157 (Commission File Number)	84-1318182 (IRS Employer Identification No.)

6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 552-0866
(Company’s telephone number, including area code)

Item 8.01. Other Events.

On April 4, 2005, the Company issued a corrected press release announcing its 2004 Fourth Quarter and Full Year Financial Results.

The corrected press release issued by the Company on April 4, 2005 with respect to these matters is included with this report as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

By:	/s/ Carrie E. Carlander
Name: Carrie E. Carlander
Title: Chief Financial Officer, Vice President, Finance, and Treasurer
April 4, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Company dated April 4, 2005.